EXHIBIT 3.2

BYLAWS

OF

HOME BANCORP, INC.

ARTICLE I. OFFICES

1.1 Registered Office and Registered Agent. The registered office of Home Bancorp, Inc. (the “Corporation”) shall be located in the State of Louisiana at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

1.2 Other Offices. The Corporation may have other offices within or outside the State of Louisiana at such place or places as the Board of Directors may from time to time determine.

ARTICLE II. SHAREHOLDERS’ MEETINGS

2.1 Meeting Place. All meetings of the shareholders shall be held at the principal place of business of the Corporation, or at such other place within or without the State of Louisiana as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

2.2 Annual Meeting Time. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the fourth Tuesday of April at the hour of 1:00 p.m., if not a legal holiday, and if a legal holiday, then on the day following, at the same hour, or at such other date and time as may be determined by the Board of Directors and stated in the notice of such meeting.

2.3 Organization and Conduct. Each meeting of the shareholders shall be presided over by the President, or if the President is not present, by any Executive or Senior Vice President or such other person as the directors may determine. The Secretary, or in his absence a temporary Secretary, shall act as secretary of each meeting of the shareholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the shareholders, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as shall be deemed appropriate by him in his sole discretion.

2.4 Notice.

(a) Notice of the time and place of the annual meeting of shareholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least 10 days and not more than 60 days prior to the meeting, to each shareholder of record entitled to vote at such meeting. When any shareholders’ meeting, either annual or special, is adjourned for 30 days or more, or if a new record date is fixed for an adjourned meeting of shareholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted thereat (unless a new record date is fixed therefor), other than an announcement at the meeting at which such adjournment is taken.

(b) At least 15 days and not more than 60 days prior to the meeting, a written or printed notice of each special meeting of shareholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be either delivered personally or mailed to each shareholder of record entitled to vote at such meeting.

2.5 Voting Record. At least five days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the number and class of shares held by each shareholder, which record shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The record shall be kept open at the time and place of such meeting for the inspection by any shareholder.

2.6 Quorum. Except as otherwise required by law or the Corporation’s Articles of Incorporation or these Bylaws:

(a) A quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote at such meeting.

(b) The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of shareholders, at which a quorum as defined above is present, shall be sufficient to transact business.

2.7 Voting of Shares.

(a) Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each shareholder, on each matter submitted to a vote at a meeting of shareholders, shall have one vote for each share of stock registered in his name on the books of the Corporation.

(b) Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders shall not be permitted to cumulate their votes for the election of directors. If, at any meeting of the shareholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

2.8 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors shall fix in advance a record date for such determination of shareholders, such date to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

2.9 Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder, or his duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

2.10 Voting of Shares in the Name of Two or More Persons. Where shares are held jointly or as tenants in common by two or more persons as fiduciaries or otherwise, if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all such shares the votes cast by him or a majority of them and if in any case such persons are equally divided upon the manner of voting the shares held by them, the vote of such shares shall be divided equally among such persons, without prejudice to the rights of such joint owners or the beneficial owners thereof among themselves, unless either (a) the Corporation receives written notice to the contrary from a nonsigning registered holder before the proxy is voted, or (b) there shall have been filed with the Secretary of the Corporation a copy, certified by an attorney-at-law to be correct, of the relevant portions of the agreements under which such shares are held or the instrument by which the trust or estate was created or the decree of court appointing them, or of a decree of court directing the voting of such shares, and the persons specified as having such voting power in the latest such document so filed, and only such persons, shall be entitled to vote such shares but only in accordance therewith.

2.11 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, in accordance with the Louisiana Business Corporation Law, as amended (“BCL”). Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee or nominee, and thereafter the pledgee or nominee shall be entitled to vote the shares so transferred.

2.12 Inspectors. For each meeting of shareholders, the Board of Directors may appoint one or more inspectors of election. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors may be appointed at the meeting by the chairman thereof. Such inspectors shall conduct the voting in each election of directors and, as directed by the Board of Directors or the chairman of the meeting, the voting on each matter voted on at such meeting, and after the voting shall make a certificate of the vote taken. Inspectors need not be shareholders.

ARTICLE III. CAPITAL STOCK

3.1 Certificates. Shares of the Corporation’s capital stock may be represented by certificates or, to the extent permitted by the BCL, may be uncertificated. To the extent they are issued, certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or the Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

(a) that the Corporation is incorporated under the laws of the State of Louisiana;

(b) the name of the person to whom issued;

(c) the number and class of shares and the designation of the series, if any, which such certificate represents;

(d) the par value of each share represented by such certificate, or a statement that such shares are without par value; and

(e) such other information as may be required by the BCL.

3.2 Transfers. Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

3.3 Registered Owner. Registered shareholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Louisiana. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

(a) The classification of shareholder who may certify;

(b) The purpose or purposes for which the certification may be made;

(c) The form of certification and information to be contained therein;

(d) If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the Corporation; and

(e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

Upon receipt by the Corporation of a certification complying with the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

3.4 Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as they might determine, or establish such other procedures as they deem necessary.

3.5 Fractional Shares or Scrip. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

3.6 Shares of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

ARTICLE IV. BOARD OF DIRECTORS

4.1 Number and Powers; Age Limitation. The management of all the affairs, property and interest of the Corporation shall be vested in a Board of Directors. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The initial Board of Directors shall consist of eight persons. The classification and term of the directors shall be as set forth in the Corporation’s Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein. Directors need not be residents of the State of Louisiana. Directors will be expected to acquire and maintain an investment in the Company’s common stock in accordance with the policies of the Board of Directors as established from time-to-time. No person seventy-two years of age shall be eligible for election, reelection, appointment, or reappointment to the Board of Directors of the Corporation. No director shall serve as such beyond the annual meeting of Corporation immediately following the director becoming seventy-two. This age limitation does not apply to an advisory or emeritus director. In addition to the powers and authorities expressly conferred upon it by these Bylaws and the Articles of

Incorporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

4.2 Change of Number. The number of directors may at any time be increased or decreased by a vote of a majority of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director except as provided in Sections 4.3 and 4.4 hereunder. Notwithstanding anything to the contrary contained within these Bylaws, the number of directors may not be less than 5 nor more than 15.

4.3 Vacancies. All vacancies in the Board of Directors shall be filled in the manner provided in the Corporation’s Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

4.4 Removal of Directors. Directors may be removed in the manner provided in the Corporation’s Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

4.5 Regular Meeting. Regular meetings of the Board of Directors or any committee may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the State of Louisiana, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of shareholders.

4.6 Special Meetings.

(a) Special meetings of the Board of Directors may be called at any time by the President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director by five days’ service of the same by telegram, by letter, or personally. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

(b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

4.7 Quorum. A majority of the Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business.

4.8 Waiver of Notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

4.9 Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent is entered in the minutes of the meeting, or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he delivers his dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

4.10 Executive, Audit and Other Committees. Standing or special committees may be appointed from its own number by the Board of Directors from time to time, and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. An Executive Committee may be appointed by resolution passed by a majority of the full Board of Directors. It shall have and exercise all of the authority of the Board of Directors, except in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending the sale, lease or exchange or other dispositions of all or substantially all the property and assets of the Corporation otherwise than in the usual and regular course of business, recommending a voluntary dissolution or a revocation thereof, or amending these Bylaws. An Audit Committee shall be appointed by resolution passed by a majority of the full Board of Directors. Members of the Audit Committee shall be directors who meet all applicable standards under the regulations of the Securities and Exchange Commission and the standards of the Nasdaq Stock Market. The Audit Committee shall appoint or recommend independent auditors to the Board of Directors annually and shall review the Corporation’s budget, the scope and results of the audit performed by the Corporation’s independent auditors and the Corporation’s system of internal control and audit with management and such independent auditors, and such other duties as may be assigned to it by the Board of Directors. All committees appointed by the Board of Directors shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation. The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

4.11 Remuneration. No stated fee shall be paid to directors, as such, for their service, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of standing or special committees may be allowed like compensation for attending committee meetings.

4.12 Action by Directors Without a Meeting. Any action which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

4.13 Action of Directors by Communications Equipment. Any action which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

4.14 Chairman of the Board of Directors. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board of Directors. The Chairman of the Board of Directors (or, in his absence, the Vice Chairman of the Board, if one has been elected) shall preside at all meetings of the Board of Directors. The Chairman of the Board (and the Vice Chairman of the Board, if one has been elected) shall perform such other duties as may be assigned from time to time by the Board of Directors.

ARTICLE V. OFFICERS

5.1 Designations. The officers of the Corporation shall be the Chairman of the Board, a President, a Secretary and a Treasurer, as well as such Vice Presidents (including Executive and Senior Vice Presidents), Assistant Secretaries and Assistant Treasurers as the Board may designate, who shall be elected for one year by the directors at their first meeting after the annual meeting of shareholders, and who shall hold office until their successors are elected and qualify. Any two or more offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person.

5.2 Powers and Duties. The officers of the Corporation shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

5.3 Delegation. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

5.4 Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

5.5 Other Officers. Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

5.6 Term - Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.7 Bonds. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VI. FISCAL YEAR; ANNUAL AUDIT

The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.

ARTICLE VII. DIVIDENDS AND FINANCE

7.1 Dividends. Dividends may be declared by the Board of Directors and paid by the Corporation out of the unreserved and unrestricted earned surplus of the Corporation, or out of the unrestricted capital surplus of the Corporation, subject to the conditions and limitations imposed by the laws of the State of Louisiana. The Board of Directors may declare dividends payable to the holders of record at the close of business on any business day not more than 60 days prior to the date on which the dividend is paid.

7.2 Reserves. Before making any distribution of earned surplus, there may be set aside out of the earned surplus of the Corporation such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the Corporation, or for any other purpose. Any earned surplus of any year not distributed as dividends shall be deemed to have thus been set apart until otherwise disposed of by the Board of Directors.

7.3 Depositories. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

ARTICLE VIII. PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

Directors and officers of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer to the extent set forth in the Corporation’s Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

ARTICLE IX. NOTICES

Except as may otherwise be required by law, any notice to any shareholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the Corporation, with postage thereon prepaid.

ARTICLE X. SEAL

The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.

ARTICLE XI. BOOKS AND RECORDS

The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of meetings of its shareholders and Board of Directors; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

ARTICLE XII. AMENDMENTS

These Bylaws may be altered, amended or repealed only as set forth in the Corporation’s Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.